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THIS WEEK IN AUSTRALIA
o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o

Week ending March 26, 1999
o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o o

ECONOMIC NEWS
o    There was no significant economic news announced this week.

CORPORATE NEWS

o ANZ Banking Group Ltd. is conducting a strategic review of its Emerging Markets operations. A leading Australian broker commented that if the right balance between divestment and investment is achieved, this would trigger a major positive re-rating of ANZ's risk profile.
o News Corporation Ltd. missed out on entry into the European Pay-TV market after Italy's Mediaset SpA formed an alliance with KirchMedia, excluding News Corp. Later in the week, the company announced that it is to sell its 50% stake in Ansett Australia to Singapore Airlines for $500 mn.
o Lang Corporation Ltd. has been an excellent performer in recent months, following various takeover rumors.
o Fosters Brewing Group Ltd. announced that sales of its Fosters brand across Europe rose 14% in calendar year 1998.

MARKETS

o The Australian stockmarket rallied to its all-time highs this week, with the ASX All Ordinaries Index reaching the 3000 level on Tuesday.
o    The  Australian   dollar   strengthened  as  OPEC  confirmed  output  cuts,
     supporting the oil price.
o    Australian bonds yields increased along with US treasury yields.


-----------------------------------------------------------------------------------------------------------------------------------
             %                 Current      1     Week      1      month      3     months      6      months       1     Year
ASX All Ordinaries              2987      2968    +0.6%    2905    +2.8%    2764     +8.15     2563     +16.5%    2782     +7.4%
ASX All Industrials             5353      5349    +0.1%    5248    +2.0%    4972     +7.7%     4493     +19.1%    4782    +11.9%
ASX All Resources               1059      1017    +4.1%    982     +7.9%     957    +10.7%     1009     +5.0%     1184    -10.5%
Australian Dollar              0.6380    0.6289   +1.4%   0.6251   +2.15   0.6295    +1.4%    0.5859    +8.9%    0.6691    -4.6%
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


OUTLOOK

o BHP Co. Ltd. reports today, and while the market expects a poor result, strong offshore demand has supported the stock's price.
o Signs of stronger global industrial production have induced positive sentiment towards the Australian dollar, which should be supported this week.
o Stronger global industrial production should also support the Australian stockmarket through its positive impact on resource stock prices.
o    The outlook for the Australian stockmarket remains positive,  with stronger
     growth    and   low    inflation,    supporting    earnings    growth.

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The discussion of economic and market news is based on  information  believed to be accurate, but EquitiLink does not give any warranty in relation to the accuracy or reliability of such information. That discussion, as well as the discussion of outlook, which represents the views of EquitiLink, is subject to change as market and economic events unfold.